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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-102144) of Stericycle, Inc. for the registration of 438,063 shares of its common stock of our report dated February 15, 2002, with respect to the consolidated financial statements and schedule of Stericycle, Inc. and Subsidiaries for each of the three years in the period ended December 31, 2001, included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                             /s/ ERNST & YOUNG LLP

                                             ERNST & YOUNG LLP

Chicago, Illinois

January 24, 2003